Exhibit 13.1

Nippon Telegraph and Telephone Corporation

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I, Norio Wada, am the Chief Executive Officer of Nippon Telegraph and Telephone Corporation (the “Company”);

2.	The Company’s annual report on Form 20-F for the year ended March 31, 2004, accompanying this Certification, in the form filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

3.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  June 30, 2004

By:	/S/ NORIO WADA
Norio Wada
President
Chief Executive Officer